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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

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                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event report) September 21, 2001

                          PRIMEDEX HEALTH SYSTEMS, INC.
                         -------------------------------
             [Exact Name or Registrant as specified in its Charter]


          New York                     0-19019                    13-3326724
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[State or other jurisdiction      [Commission File No.]         [IRS Employer
     of incorporation]                                       Identification No.]

             1516 Cotner Avenue, Los Angeles, California 90025-3303
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               [Address of principal executive officers; ZIP Code]



         Registrant's Telephone No., including Area Code: (310)478-7808



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                  Former address, if changed since last report


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Item 5.           Other Events
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                  On September 21, 2001, Registrant reached an agreement with its primary lender to cancel 5,542,018 shares of the Registrant's Series A 5% non-voting convertible preferred stock (the "Preferred Stock") and the related five year warrant to purchase an additional share of common stock for each share converted at an exercise price of $1.20 per share (increasing by $.20 per year). The Preferred Stock was convertible on a share for share basis into Registrant's common stock. The Preferred Stock was originally issued in December 2000 in exchange for cancellation of $5,542,018 of debt then due to the lender.

                  The cancellation of the Preferred Stock and related Warrant occurred in connection with the restructuring by the lender of Registrant's outstanding debt in such a manner as to include an additional $5,778,000 of debt while not impacting Registrant's monthly cash flow (with the debt being extended over additional years) and the lender also making available to Registrant an additional $2,000,000 of financing. The Registrant granted to the lender its five year warrant to purchase 1,000,000 shares of Registrant's common stock at a price of One Dollar ($1.00) per share in consideration for the cancellation of the outstanding Preferred Stock and related warrant and the debt restructuring.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 1, 2001                   PRIMEDEX HEALTH SYSTEMS, INC.



                                          By: /s/ Howard G. Berger
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                                              Howard G. Berger, M.D., President